SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 3, 1996
                                                 -------------------------------



                         BioCryst Pharmaceuticals, Inc.
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               (Exact name of registrant as specified in charter)



     Delaware                       000-23186                      62-1413174
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(State or other jurisdiction       (Commission                   (IRS Employer
   of incorporation)              File Number)               Identification No.)



  2190 Parkway Lake Drive, Birmingham, Alabama                          35244
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code     (205) 444-4600
                                                    ----------------------------

                                      N.A.
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         (Former name or former address, if changed since last report.)

Item 5.   Other Events
- ------    ------------

          See attached press releases.

          These press releases contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. These statements are only predictions and the actual events or results may differ materially. Please refer to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.


Item 7.   Exhibits
- ------    --------

          10.1+ Form of License Agreement, dated May 31, 1996, between Registrant and Torii Pharmaceuticals Co., Ltd. ("Torii").

          10.2+ Form of Stock Purchase Agreement, dated May 31, 1996, between Registrant and Torii.

_________________
+    Confidential Treatment Requested



                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BioCryst Pharmaceuticals, Inc.
                              (Registrant)



                              By:     /s/ Ronald E. Gray
                                    --------------------------------------------
                              Name:  Ronald E. Gray
                              Title: Chief Financial Officer


Dated: June 24, 1996

BIOCRYST PHARMACEUTICALS, INC.
2190 PARKWAY LAKE DRIVE
BIRMINGHAM, AL  35244
205-444-4600
205-444-4640 (FAX)


Contact:
BioCryst Pharmaceuticals, Inc.
John L. Higgins                    Burns McClellan, Inc.
Vice President, Corporate          James W. Heins (Media)
  Development                      Jonathan M. Nugent (Investors)
(205) 444-4600                     (212) 505-1919


FOR IMMEDIATE RELEASE
- ---------------------


             BioCryst Reports Encouraging Preliminary Results from a
                  Phase II Trial of its Lead Compound, BCX-34,
                       for Topical Treatments of Psoriasis

Birmingham, AL -- May 3, 1996 -- BioCryst Pharmaceuticals, Inc. (Nasdaq NM:
BCRX) today announced encouraging preliminary results from a Phase II trial of its lead compound, BCX-34, for the topical treatment of psoriasis. The Phase II double-blind, placebo-controlled trial treated 90 patients with plaque psoriasis for three months with a topical cream containing one-percent drug concentration of BCX-34. The endpoints for the trial were reductions in erythema, scaling and thickness of plaques, which were combined for a total score, and a global physician assessment. The trial had two parallel patient groups, one receiving drug and the other receiving placebo. The preliminary data from this trial will be summarized in conjunction with previous Phase II clinical trial data at the 57th Annual Meeting of the Society for Investigative Dermatology being held May 1-4 in Washington, D.C.

The trial was conducted at four geographically diverse sites: two in northern climates and two in the Sunbelt. Analysis of the combined data from all sites did not reveal a clear drug effect different from placebo; however, there was a statistically significant difference in the data from the northern and Sunbelt patient groups which did not allow for a meaningful comparative analysis of the combined data from all sites. Consequently, the two regions were analyzed separately. Data from the northern sites showed a statistically significant outcome for the total clinical score and the global physician assessment after 12 weeks of treatment. In the Sunbelt sites, there was a large response in placebo-treated patients, which masked any apparent drug effect. The difference in placebo responses between the sites in the north and the sites in the Sunbelt is believed by the Company to have been caused by the phototherapeutic effect of the sun in southern climates. There were no significant adverse events reported at any of the four sites.

BioCryst Pharmaceuticals, Inc.
Page 2



"Data from the northern sites support the clinical efficacy of BCX-34 for the topical treatment of psoriasis," said George A. Omura, M.D., Vice President, Clinical Development of BioCryst. "The elevated placebo response in the Sunbelt sites, in our opinion, is attributable to increased exposure to the warmer climate and sunlight, which has a well-known therapeutic effect on skin conditions such as psoriasis."

"We have gained valuable clinical data from these trials and are satisfied that the results warrant advancing BCX-34 to the next stage of development," said Charles E. Bugg, Ph.D., President and Chief Executive Officer of BioCryst. "We will request a meeting with the FDA to discuss the design and initiation of Phase III trials. These next trials will be designed to compensate for phototherapeutic and other non-drug related effects, and give a definitive assessment of the drug's efficacy and safety."

Psoriasis is a chronic and recurrent disease characterized by red, thick scaling or welt-covered portions of the skin. An estimated five million people in the United States are affected by psoriasis. Current therapies for psoriasis are not optimal or are associated with side effects.

The Company is currently conducting a multi-center Phase III clinical trial with topical BCX-34 for the treatment of cutaneous T-cell lymphoma (CTCL) and a Phase I/II clinical trial with an oral formulation of BCX-34 to treat T-cell cancers. These diseases and others, including rheumatoid arthritis, multiple sclerosis and psoriasis, are associated with the proliferation of T-cells. Based upon the results of the ongoing Phase I/II oral trial, BioCryst plans to initiate oral trials for additional indications including the treatment of psoriasis. BCX-34 is a potent, small-molecule inhibitor of purine nucleoside phosphorylase (PNP), a human enzyme that plays a central role in the proliferation of T-cells. BCX-34 was granted Orphan Drug Status in October 1993 for CTCL and qualifies for accelerated review as a new drug to treat serious and life-threatening illnesses.

Except for the descriptions of historical facts contained herein, this news release contains forward-looking statements that involve risks and uncertainties as detailed from time to time in BioCryst's SEC filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, including, among other things, uncertainties as to the clinical and commercial success of BCX-34, and competitive, patent, regulatory and product liability issues. The trial outcomes discussed in this press release are not necessarily predictive of the results of future trials.

Founded in 1986, BioCryst Pharmaceuticals, Inc. designs and develops novel, small molecule pharmaceuticals using structure-based drug design, an approach to drug discovery that integrates advanced biology, biophysics and medicinal chemistry. BioCryst's lead drug, BCX-34, is in clinical trials with both topical and oral formulations. The Company is developing drug treatments for immunological and infectious diseases.


                                       ###

BIOCRYST PHARMACEUTICALS, INC.
2190 PARKWAY LAKE DRIVE
BIRMINGHAM, AL  35244
205-444-4600
205-444-4640 (FAX)


Contact:
BioCryst Pharmaceuticals, Inc.
John L. Higgins                    Burns McClellan, Inc.
Vice President, Corporate          James W. Heins (Media)
  Development                      Jonathan M. Nugent (Investors)
(205) 444-4600                     (212) 505-1919


FOR IMMEDIATE RELEASE
- ---------------------


         BioCryst Enters License Agreement with Japanese Pharmaceutical
                          Company for Lead Drug Program


Birmingham, AL -- June 3, 1996 -- BioCryst Pharmaceuticals, Inc. (Nasdaq NM:
BCRX) announced today that it has entered into an exclusive license agreement with Torii Pharmaceutical Co., Ltd. of Japan for the development, manufacture and commercialization of certain of its purine nucleoside phosphorylase (PNP) inhibitors in Japan. Under the license agreement, Torii will focus on the development and commercialization of BioCryst's lead drug, BCX-34, for three indications, including rheumatoid arthritis, T-cell cancers and atopic dermatitis.

Under the terms of the agreement, Torii will pay a total of $22 million in license fees, an equity investment and milestone payments. Torii will also be responsible for all development and commercialization expenses in Japan and will pay royalties on sales of licensed products. Pursuant to the agreement, Torii has paid BioCryst $3.0 million upfront, consisting of a $1.5 million license fee and a $1.5 million equity investment for the purchase of 76,608 shares of common stock at a price of $19.58 per share. In addition to the upfront payments, Torii will pay the remaining $19 million in development milestone payments over a number of years. Torii will focus its development efforts on three indications and can negotiate additional payments with BioCryst to develop PNP inhibitors for other indications.

"Considering Torii's experience in developing and commercializing major pharmaceutical products for multiple indications, we believe they are an ideal partner to assist with the commercialization of BCX-34 in Japan. Torii shares our excitement and vision for the potential of our PNP program," said Charles E. Bugg, Ph.D., President and CEO of BioCryst. "Given our recent clinical progress, we are eager to work with our new partner to initiate clinical development in a major foreign market."

BioCryst Pharmaceuticals, Inc.
Page 2



"One of BioCryst's strategic goals for 1996 was to enter a license agreement in Japan to initiate clinical development. As our first major collaboration, our deal with Torii provides an endorsement of our PNP program and significant revenue potential with future milestone and royalty payments," said John L. Higgins, Vice President, Corporate Development. "Throughout the negotiating process, we built a strong working relationship with Torii. We are very impressed with the company and their experience developing novel therapeutics."

Torii, founded in 1872, focuses its operations primarily on ethical drugs and has been marketing highly novel drugs in several specialized areas. The company was responsible for launching the first cephalosporin antibiotic in Japan in 1965 when it introduced the Glaxo-developed drug Ceporan. Its leading product, Futhan, a protease inhibitor developed in-house for the treatment of acute pancreatitis, is the market leader in its category with 41 percent of the market in 1995. The company recently invested US$100 million in a new R&D center.

Torii, which until 1988 was majority-owned by Merck and Co. Ltd., is now controlled by Asahi Breweries Ltd., Japan's second largest brewing company. In October 1993, Torii gained a separate listing on the Tokyo Stock Exchange. In the year ended March 31, 1995, Torii had net sales of US$407 million, placing it in the top 100 pharmaceutical companies worldwide based on sales.

BioCryst is currently conducting a multi-center Phase III clinical trial with topical BCX-34 for the treatment of cutaneous T-cell lymphoma (CTCL) and a Phase I/II clinical trial with an oral formulation of BCX-34 to treat T-cell cancers. These diseases and others, including rheumatoid arthritis, multiple sclerosis, psoriasis and atopic dermatitis, are associated with the proliferation of T-cells. Depending upon the results of the ongoing Phase I/II oral trial, BioCryst plans to initiate oral trials for additional indications including the treatment of psoriasis and rheumatoid arthritis. BCX-34 is a potent, small-molecule inhibitor of purine nucleoside phosphorylase (PNP), a human enzyme that plays a central role in the proliferation of T-cells. BCX-34 was granted Orphan Drug Status in October 1993 for CTCL and may qualify for accelerated review as a new drug to treat serious and life-threatening illnesses.

Founded in 1986, BioCryst Pharmaceuticals, Inc. designs and develops novel, small-molecule pharmaceuticals using structure-based drug design, an approach to drug discovery that integrates advanced biology, biophysics and medicinal chemistry. BioCryst's lead drug, BCX-34, is in clinical trials with both topical and oral formulations. The Company is developing drug treatments for immunological and infectious diseases.

This press release contains projections or other forward-looking statements regarding future events or the future financial performance of the Company. These statements are only predictions and the actual events or results may differ materially. Please refer to the documents the company files from time to time with the Securities and Exchange

BioCryst Pharmaceuticals, Inc.
Page 3



Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.


                                       ###